EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
NBT Bancorp Inc.:

We consent to incorporation by reference in the Registration Statements on Form S-3 (File No. 33-12247) and Forms S-8 (File Nos. 333-71830, 333-73038, 333-66472, 333-97995, 333-107479, 333-107480, 333-127098 and 333-139956) of NBT Bancorp Inc. of our report dated February 27, 2007, with respect to the consolidated balance sheets of NBT Bancorp Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholders' equity, cash flows and comprehensive income for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of NBT Bancorp Inc.

/s/ KPMG LLP
KPMG LLP
Albany, New York
February 28, 2007